UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2020 (February 13, 2020)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road,

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE ON WHICH REGISTERED
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2020 Long Term Incentive Plan

On February 13, 2020, the Organizational Development & Compensation Committee (“the Committee”) of the Board of Directors (the “Board”) of Newell Brands Inc. (the “Company”) approved the 2020 Long Term Incentive Plan Terms and Conditions under the Company’s shareholder approved 2013 Incentive Plan (as amended, the “LTIP”), pursuant to which the Company makes annual long term incentive awards based on shares of the Company’s common stock, including restricted stock units (“RSUs”) and Stock Options. Under the LTIP, the Committee (or in the case of the Chief Executive Officer, the independent members of the Board) makes performance-based RSU and Stock Option awards to key employees, including the named executive officers. The value of the LTIP award is based upon a percentage of the named executive officer’s salary or other such dollar value as is determined by the Committee. Under the LTIP, a named executive officer’s LTIP award in 2020 will be comprised of 70% performance-based RSUs and 30% Stock Options, by value. Performance-based RSU awards under the LTIP vest three years from the date of grant. Stock Option awards vest ratably in one-third increments on each of the first, second and third anniversaries of the date of the grant.

The performance-based RSUs awarded may vest at 0% to 200% depending upon achievement of equally-weighted performance goals for Annual Core Sales Growth and Free Cash Flow (as such terms are defined in the LTIP) set by the Committee. Additionally, following the determination of the extent to which the Company has achieved its performance goals, a positive or negative adjustment to the payout will be made based upon a comparison of the Company’s total shareholder return (“TSR”) relative to a pre-determined set of comparator group companies (the “Comparator Group”) for the three-year performance period. If the Company’s ranking is in the bottom quartile of the Comparator Group at the end of the performance period, the payout percentage will be multiplied by seventy-five percent to determine the total payout percentage of the award (and the total payout percentage for the award will be no higher than target (100%), even if the calculation results in a higher payout). If the Company’s ranking is in the top quartile of the Comparator Group at the end of the performance period, the payout percentage will be multiplied by 125 percent. For a ranking in the second or third quartile, no TSR-related adjustment will be made. The total payout percentage for the award will not exceed 200 percent of the target.

The summary above is qualified in its entirety by reference to the LTIP, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

In connection with the 2020 LTIP Awards, the Company and each of the named executive officers below will enter into Restricted Stock Unit Award Agreements (the “RSU Agreements”). Under these RSU Agreements, performance-based RSUs will vest on the third anniversary of the grant date, subject to continuous employment and the level of attainment of performance goals for Annual Core Sales Growth and Free Cash Flow over the three-year performance period and subject to the relative TSR modifier described above. The RSU Agreements provide for full immediate vesting of such awards (at target or such greater level as determined by the Committee in its discretion based on projected performance) upon a termination of employment due to the grantee’s death or disability. In the event of the grantee’s retirement, the RSU Agreements for Messrs. Peterson and Turner provide for partial continued vesting of such awards, subject to the applicable performance criteria. Consistent with the terms of his July 2019 offer letter, Mr. Saligram’s RSU Agreement provides that all unvested performance-based RSUs shall continue to vest following retirement, subject to the applicable performance criteria.

The Company and named executive officers will also enter into Stock Option Agreements (the “Option Agreements”) in connection with the 2020 LTIP awards. Under the Option Agreements, the exercise price per share of the Stock Options shall be equal to the closing price of a share of the Company’s common stock on the date of grant. Stock Option awards vest ratably in one-third increments on each of the first, second and third anniversaries of the date of the grant, subject to continuous employment, and will expire on the tenth anniversary of the grant date. In general, if the grantee’s employment terminates for any reason other than death, disability or retirement, then the Stock Option will expire and cease to be exercisable on the date of termination. However, if such a termination of employment occurs during a blackout or other period during which the grantee is restricted from trading the Company’s Common Stock, then the portion of the Stock Option vested as of such termination date shall expire 60 days after the close of such blackout or other period. In the event of the grantee’s death, disability or retirement, the Option Agreements provide for full continued vesting of such awards and the ability to exercise for up to three years following the later of the termination of employment or vesting. In addition, consistent with the intent of his June 2019 Interim Chief Executive Officer offer letter, Mr. Peterson’s Option Agreement provides that, upon a voluntary termination of his employment with the Company as of a date that falls between July 1, 2020 and August 31, 2020 (subject to extension by up to six months), if certain notice and other requirements are met, a pro-rata portion of the Stock Option shall continue to vest and remain exercisable for up to three years following the later of (i) termination of employment or (ii) vesting. The portion of Mr. Peterson’s Stock Option which shall continue to vest and remain exercisable under such circumstances shall be calculated on a pro-rata basis to reflect the number of days between the grant date and the termination date relative to the total number of days constituting each applicable vesting period.

For purposes of the RSU Agreements and the Option Agreements, in the case of Messrs. Peterson and Turner, “retirement” is defined as a voluntary or involuntary termination of employment after the grantee has either attained the age of sixty or attained age fifty-five with ten or more years of credited service, other than an involuntary termination for cause (as defined therein) or a termination due to death or disability. In the case of Mr. Saligram, consistent with the terms of his offer letter, “retirement” is defined as a voluntary or involuntary termination of employment after he has completed three consecutive years of continuous employment with the Company or any of its affiliates, other than an involuntary termination for Good Cause (as defined therein) or a termination due to death or disability.

Under the RSU and Option Agreements, in the case of a grantee who is also a Director of the Corporation, if the grantee’s employment terminates, and the grantee’s service on the Board continues, service on the Board will be considered continued employment, and the award will continue to vest and, as applicable, remain exercisable. Any subsequent termination of service on the Board will be considered termination of employment, except to the extent the grantee would receive more favorable treatment under other applicable award terms.

The provisions of the RSU and Option Agreements described above are subject to the provisions of any written employment or severance agreement that has been or may be executed by the grantee and the Company, or any written severance plan adopted by the Company in which the grantee is a participant, to the extent such provisions provide treatment for vesting and/or exercise upon or following a termination of employment that is more favorable to the grantee. The RSU and Option Agreements also provide that the grantee will be subject to confidentiality, non-solicitation, non-competition and non-disparagement restrictive covenants.

Under the LTIP, the following awards were granted to the named executive officers on February 18, 2020. RSU awards were valued on the basis of the closing price of the Company’s stock on the grant date, or $20.02, while Stock Option Awards were value on the basis of the ASC 718 value fair value of the awards on the grant date.

Ravichandra K. Saligram, President and Chief Executive Officer	174,825 performance-based RSUs, representing a value of $3,499,996; and 274,752 stock options, representing a value of $1,500,000

Christopher H. Peterson, Chief Financial Officer, and President, Business Operations	109,484 performance –based RSUs, representing a value of $2,191,870; and 172,063 stock options, representing a value of $939,375

Bradford R. Turner, Chief Legal and Administrative Officer and Corporate Secretary	61,188 performance –based RSUs, representing a value of $1,224,984; and 96,163 stock options, representing a value of $525,000

Russell Torres will not be eligible for a 2020 LTIP award because he will be leaving the Company effective March 8, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	2020 Long Term Incentive Plan Terms and Conditions

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: February 20, 2020	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal and Administrative Officer

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